UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

QUINTILES IMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd., Durham, North Carolina 27703

and

83 Wooster Heights Road, Danbury, Connecticut 06810

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (919) 998-2000 and (203) 448-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission by Quintiles IMS Holdings, Inc. (the “Company” or “QuintilesIMS”) on October 3, 2016, the Company completed the merger with IMS Health Holdings, Inc. (“IMS Health”). In addition to announcing an increase in its share repurchase authorization, the Company is filing this Current Report on Form 8-K to provide historical financial statements of IMS Health for incorporation by reference into future registration statements.

Item 8.01	Other Events

On May 24, 2017, the Company’s Board of Directors increased the stock authorization under its previously approved equity repurchase program (the “Repurchase Program”) by $1 billion. After giving effect to the increase, the Company has authority to repurchase approximately $1.15 billion of shares of common stock as of May 24, 2017.

The Repurchase Program does not obligate the Company to repurchase any particular amount of common stock, and it may be modified, suspended or discontinued at any time. The timing and amount of repurchases are determined by management based on a variety of factors such as the market price of the Company’s common stock, the Company’s corporate requirements, and overall market conditions. Purchases of common stock may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or in privately negotiated transactions. The Company may also repurchase shares of common stock pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares of common stock to be repurchased when the Company might otherwise be precluded from doing so by law. The Repurchase Program does not have an expiration date.

As previously reported, on October 3, 2016, Quintiles Transnational Holdings Inc. (“Quintiles”) completed a merger of equals transaction (the “Merger’) with IMS Health, which is more fully described in Quintiles Current Report on Form 8-K filed on October 3, 2016. Pursuant to the terms of the merger agreement dated as of May 3, 2016 between Quintiles and IMS Health, in connection with the closing, IMS Health was merged with and into Quintiles, and the separate corporate existence of IMS Health ceased, with Quintiles continuing as the surviving corporation in the Merger under the name “Quintiles IMS Holdings, Inc.”

Included in this Current Report on Form 8-K are (i) the historical unaudited condensed consolidated financial statements of IMS Health as of the dates and for the periods described in Item 9.01 below, as Exhibit 99.1, (ii) the unaudited pro forma condensed combined financial statements of QuintilesIMS, giving effect to the Merger, for the periods described in Item 9.01 below, as Exhibit 99.2, and (iii) the historical audited consolidated financial statements of IMS Health as of the dates and for the periods described in Item 9.01 below, as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated statements of financial position of IMS Health as of September 30, 2016 and December 31, 2015, the condensed consolidated statements of comprehensive income for the three and nine months ended September 30, 2016 and 2015, the condensed consolidated statements of cash flows of IMS Health for the nine months ended September 30, 2016 and 2015, and the notes related thereto, are attached as Exhibit 99.1 and are incorporated herein by reference.

The audited consolidated statements of financial position of IMS Health as of December 31, 2015 and 2014 and the consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of shareholders’ equity of IMS Health for the years ended December 31, 2015, 2014 and 2013 and the notes related thereto, are attached as Exhibit 99.3 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined statements of income of QuintilesIMS for the year ended December 31, 2016, and the notes related thereto, are attached as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2017	QUINTILES IMS HOLDINGS, INC.

	By:	/s/ James H. Erlinger III
		Name:	James H. Erlinger III
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Unaudited condensed consolidated statements of financial position of IMS Health as of September 30, 2016 and December 31, 2015, the condensed consolidated statements of comprehensive income for the three and nine months ended September 30, 2016 and 2015, the condensed consolidated statements of cash flows of IMS Health for the nine months ended September 30, 2016 and 2015, and the notes related thereto.

99.2	The unaudited pro forma condensed combined statements of income of QuintilesIMS for the year ended December 31, 2016, and the notes related thereto.

99.3	Audited consolidated statements of financial position of IMS Health as of December 31, 2015 and 2014 and the consolidated statements of comprehensive income (loss), consolidated statements of cash flows and consolidated statements of shareholders’ equity of IMS Health for the years ended December 31, 2015, 2014 and 2013, and the notes related thereto.